Ernst & Young LLP              200 Clarnedon St.            Phone: 617 266-2000
                               Boston,                      Fax:   617 266 5843
                               Massachusetts  02116-5072




                            Report of Independent Auditors

The Board of Directors and Stockholders
National Northeast Corporation


We have audited the balance sheet of National Northeast Corporation as of December 31, 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of National Northeast Corporation for the year ended December 31, 1993, and the balance sheet as of February 28, 1992 (date of inception) were audited by other auditors, whose report dated March 4, 1994, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1994 financial statements referred to above present fairly, in all material respects, the financial position of National Northeast Corporation at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in note 4 to the financial statements, in 1994 the Company changed its method of accounting for certain inventories from the first-in, first-out
(FIFO) method to the last-in, first-out (LIFO) method.
                                                           /s/ Ernst & Young LLP

March 3, 1995

                         National Northeast Corporation
                                 Balance Sheets

                                                                    February 28,
                                                 December 31       1992 (date of
                                                                      inception)
                                               1994        1993
Assets
Current assets:
 Cash and cash equivalents (Note 3)          628,654          695         2,209
 Accounts receivable, less allowance
   of $70,887 in 1994 and $50,000 in
   1993 for uncollectible accounts
   (Note 6)                                2,730,639    1,707,480     1,175,378
 Inventories (Note 4)                        585,463      664,652       370,809
 Prepaid expenses and other current assets    28,168       50,121           990
                                              ------       ------           ---
Total current assets                       3,972,924    2,422,948     1,549,386

Machinery and equipment, net (Notes 5 and 6) 871,285      702,047       687,039
Other assets                                  21,625       31,605
                                              ------       ------

Total assets                              $4,865,834   $3,156,600    $2,236,425
                                          ----------   ----------    ----------

Liabilities and stockholders' equity -Current liabilities:
 Accounts payable (Note 3)                $2,717,391   $1,474,115      $889,658
 Accrued expenses                            149,990       79,933        14,931
 Current portion of subordinated
      note payable (Note 6)                  144,952      133,839        86,433
 Short term note payable (Note 6)                                       144,797
 Note payable - related party                                           250,000
 State income taxes payable                   38,076        9,874
                                              ------        -----
Total current liabilities                  3,050,409    1,697,761     1,385,819

Subordinated note payable (Note 6)           198,225      343,181       600,606
                                             -------      -------       -------
Total liabilities                          3,248,634    2,040,942     1,986,425

Commitments (Notes 7 and 8)

Stockholders' equity:
   Common stock, no par value; 1,000 shares authorized,
   issued and outstanding                    250,000      250,000       250,000
 Retained earnings:
   Accumulated earnings                    2,467,200    1,365,658
   Accumulated distributions              (1,100,000)    (500,000)
                                          -----------    ---------
                                           1,367,200      865,658
Total stockholders' equity                 1,617,200    1,115,658       250,000
                                           ---------    ---------       -------

Total liabilities and stockholders' equity$4,865,834   $3,156,600    $2,236,425
                                          ----------   ----------    ----------
See accompanying notes.

                         National Northeast Corporation
                              Statements of Income



                                                   Year ended December 31
                                                  1994               1993


Net sales                                      $15,923,539       $11,642,664
Cost of sales                                   12,214,457         8,816,907
                                                ----------         ---------
                                                 3,709,082         2,825,757

Selling, general and administrative exp.         2,550,678         1,887,441
                                                 ---------         ---------
Income from operations                           1,158,404           938,316
Interest expense                                   (34,742)          (44,062)
Other income(expense), net                          43,082            (2,722)
                                                    ------            -------

Income before income taxes                       1,166,744           891,532
Provision for state income taxes                    65,202            36,052
                                                    ------            ------
Net income                                     $ 1,101,542         $ 855,480
                                               -----------         ---------

See accompanying notes.

                         National Northeast Corporation
                  Statements of Changes in Stockholders' Equity



                                    Common Stock        Retained   Stockholders'
                                  Shares      Amount    Earnings      Equity



Balance at December 31, 1992     1,000     $250,000     $ 510,178     $ 760,178
                                 -----     --------     ---------     ---------
 Net income                                               855,480       855,480
                                                          -------       -------
 Distribution to stockholders                            (500,000)     (500,000)
                                                         ---------     ---------
Balance at December 31, 1993     1,000      250,000       865,658     1,115,658
 Net income                                             1,101,542     1,101,542
 Distribution to stockholders                            (600,000)     (600,000)
                                                         ---------     ---------


Balance at December 31, 1994     1,000     $250,000    $1,367,200    $1,617,200
                                 -----     --------    ----------    ----------

See accompanying notes.

                         National Northeast Corporation
                            Statements of Cash flows


                                                      Year ended December 31
                                                          1994         1993


Operating activities
Net income                                             $ 1,101,542    $ 855,480
Adjustments to reconcile net income to net cash provided
 by operating activities:
   Depreciation                                            224,596      176,900
   Amortization of organization costs                        9,980        9,980
   Gain on disposal of machinery and equipment              (6,855)
   Changes in operating assets and liabilities:
    Accounts receivable                                 (1,023,159)    (258,402)
    Inventories                                             79,189       63,445
    prepaid expenses and other current assets               21,953      (31,417)
    Accounts payable                                       949,595     (586,012)
    Accrued expenses                                        70,057       21,709
    State income taxes payable                              28,202      (12,134)
                                                         ---------      --------
Net cash provided by operating activities                1,455,100      239,549

Investing activities
Capital expenditures                                      (403,006)    (235,390)
proceeds from disposal of machinery and equipment           16,027
                                                            ------
Net cash used in investing activities                     (386,979)    (235,390)

Financing activities
Principal payments on subordinated debt                   (133,843)    (123,586)
Checks not presented for payment                           293,681      259,299
Distribution to stockholders                              (600,000)    (500,000)
                                                        -----------     --------
Net cash used in financing activities                     (440,162)    (364,287)
                                                        -----------     --------

Net increase(decrease) in cash and cash equivalents        627,959     (360,128)
Cash and cash equivalents, beginning of year                   695      360,823
                                                        ----------      --------

Cash and cash equivalents, end of year                   $ 628,654        $ 695
                                                         ---------        -----


Supplemental disclosure of cash flow information:
     Interest paid                                        $ 34,742     $ 44,062
                                                         ---------      --------

     Income taxes paid                                    $ 37,000     $ 48,186
                                                         ---------      --------

See accompanying notes

                         National Northeast Corporation
                          Notes to Financial Statements
                                December 31, 1994

1.       Nature of Business

National Northeast Corporation (the Company) is a custom extruder, fabricator and assembler of aluminum.

2.       Acquisition

The Company, previously known as National Northeast Acquisition, Inc., purchased substantially all of the assets and assumed certain liabilities of National Northeast Corporation pursuant to an asset purchase agreement dated February 28, 1992. Consideration paid consisted of $500,000 in cash, a $144,797 short-term non interest bearing note and a $833,840 five-year non interest bearing note. The acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price of $1,331,836 (adjusted to reflect the interest-free terms of the five-year note) has been allocated to the assets acquired of $2,236,425 and the liabilities assumed of $904,589 based upon the estimated fair value at the date of acquisition. The resulting net asset value approximated the purchase price.

3.       Summary of Significant Accounting Policies

Revenue Recognition

The Company  recognizes  revenue  upon  shipment of goods to  customers.  During
fiscal  years  1994  and  1993,  the  three  largest  customers   accounted  for
approximately 51% and 54% of product sales, respectively.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of 90 days or less at the time of acquisition to be cash equivalents. Under the Company's cash management program, checks issued are not considered reductions of cash or accounts payable balances until presented to the bank for payment. At December 31, 1994 and December 31, 1993, checks not presented for payment amounted to $492,217 and $198,536, respectively.

Other Assets
Other assets include organization costs which are being amortized over a five-year period using the straight-line method.

                         National Northeast Corporation
                    Notes to Financial Statements (continued)


3.       Summary of Significant Accounting Polices (continued)

Machinery and Equipment

Machinery and equipment are stated at cost. Depreciation is computed using the straight-line method over a five year period which is considered to be the estimated useful lives of the various assets. The cost of improvements is capitalized in the appropriate fixed asset accounts, while maintenance and repairs are expensed as incurred. On disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

Tooling Costs

The Company purchases tools and dies for extrusion and fabrication and expenses these costs as incurred. Tooling expense during the years ended December 31, 1994 and December 31, 1993 was $294,215 and $262,613, respectively.

Income Taxes
The Company has elected to have its income taxed directly to its stockholders in accordance with the "5" Corporation provisions of the Internal Revenue Code. Therefore, there is no provision for federal income taxes. The Company continues to pay state income taxes to those states that do not recognize "S" Corporation provisions of the Internal Revenue Code.

4.       Inventories

The Company values its inventory at the lower of cost or market Effective January 1, 1994, the Company elected to change its method of accounting for the material component of inventory from the fast-in, fast-out (FIFO) method to the last-in, last-out (LIFO) method. Management believes the LIFO method will more fairly present its results of operations by reducing the effect of inflationary cost increases in inventory and thus match current costs with current revenues. Other components of inventory, amounting to approximately $156,000 at December 31, 1994, continue to be accounted for on the FIFO method.

The effect of the change in inventory methods in 1994 was a reduction to inventory and net income of $300,000. The Company intends to apply to the Internal Revenue Service to change to the LIFO method of inventory valuation for income tax reporting purposes also.

                         National Northeast Corporation
                    Notes to Financial Statements (continued)



    4.   Inventories (continued)

The composition of inventories was as follows:

                                                              February 28, 1992
                                         December 31            (date of
                                    1994 (a)        1993       inception)

Raw materials                       $245,273     $588,345           $265,692
Work in process                      227,789       45,356             82,109
Finished goods                       112,401       30,951             23,008
                                     ---------------------------------------

                                    $585,463     $664,652           $370,809


(a) As noted above, the material component of inventory is valued on the LIFO method as of December 31, 1994 and on the FIFO method as of December 31, 1993 and February 28, 1992.

5.       Machinery and Equipment

Machinery and equipment consists of the following:

                                                               February 28, 1992
                                                 December 31        (date of
                                            1994         1993       inception)

Machinery, equipment, and improvements   $1,284,879    $931,655      $635,171
Furniture and office equipment               96,496      66,276        51,868
                                          1,381,375     997,931       687,039
Less accumulated depreciation               510,090     295,884
                                          -----------------------------------

                                          $ 871,285    $702,047      $687,039

                         National Northeast Corporation
                    Notes to Financial Statements (continued)



6.       Borrowings

Subordinated Note Payable

In connection with the asset purchase, the Company issued a non interest bearing $835,840 promissory note to the seller, payable in sixty equal installments of $13,931 commencing April I, 1992.

The final payment on the subordinated note will occur in March 1997. This note is subordinated to the revolving loan agreement and is collateralized by all machinery and equipment included in the purchased assets. The Company recorded the note at an 8% discount to reflect the interest- free terms of the note. For the years ended December 31, 1994 and 1993, $33,325 and $43,582, respectively, of discount was recorded as interest expense. The remaining discount of $32,951 is included in the outstanding balance at December 31, 1994.

Revolving Loan Agreement
On March 12, 1992, the Company entered into a demand revolving loan agreement with a bank:. On June 30, 1993, the amount available under the revolving loan agreement was amended to the lesser of $ 1,500,000 or the sum of 35% of inventory (not to exceed $300,000) plus 80% of accounts receivable. On December 12, 1994, the amount available under the revolving loan agreement was further amended to the lesser of $2,500,000 or the sum of 50% of inventory (not to exceed $500,000) plus 85% of accounts receivable. The loan's interest rate is equal to the bank's base rate plus 1/2% (9% at December 31, 1994). Borrowings under the agreement are collateralized by inventories and receivables. During 1994 and 1993 the weighted average borrowings outstanding were approximately $23,000 and $6,700 and the weighted average interest rate was approximately 6.6% and 7%, respectively. At December 31, 1994 and December 31, 1993 there were no amounts outstanding under this agreement.

                         National Northeast Corporation
                    Notes to Financial Statements (continued)


    7.   Commitments

Lease Commitments

The Company leases its facilities under an operating lease expiring in 1997. The annual future minimum lease payments are as follows:

                             1995                $ 60,000
                             1996                  60,000
                             1997                  10,000

                                                $ 130,000

Rental expense under this lease amounted to $60,000 for each of the years ended December 31, 1994 and 1993.

Pursuant to the terms of the lease agreement, the Company has the option at any time during the lease term to purchase the building at a price of $926,477. Should the Company elect to exercise this option, all previous rent payments will reduce the purchase price. Total rent payments through December 31, 1994 were $170,000 which would reduce the purchase price to $756,477 at December 31,1994.

Purchase Commitment

At December 31, 1993, the Company had outstanding commitments to purchase raw materials for approximately $409,000. The Company had no significant outstanding purchase commitments at December 31, 1994.

8.       Debt Guarantee

National Northeast Corporation has guaranteed the borrowings of National Southeast Aluminum Corporation from a bank under a revolving line of credit The revolving line of credit agreement permits borrowings up to the lesser of $1,500,000 or a variable amount dependent on inventory and accounts receivable balances. At December 31, 1994, $866,540 was outstanding in accordance with the terms of the revolving line of credit agreement.

                         National Northeast Corporation
                    Notes to Financial Statements (continued)


9. Related Party Transactions

The Company's majority stockholder receives a management fee in the amount of approximately 1% of net sales for services rendered. During the year ended December 31, 1994 and December 31, 1993, management fees amounted to $177,843 and $130,675, of which $24,313 and $10,897 were included in accounts payable at December 31, 1994 and December 31, 1993 respectively.

Stockholders/officers received $1,323,457 and $880,368 in bonuses during the years ended December 31, 1994 and December 31, 1993, respectively. Accounts payable and accrued expenses include a payable to stockholders amounting to $66,894 at December 31, 1994. Prepaid expenses and other current assets included a receivable from stockholders amounting to $27,017 at December 31, 1993.

The original purchase of the assets of the Company was partially financed by a $250,000 note payable to a related patty. Interest was charged at the rate of 10% per annum. All amounts due under this note have been paid in fall.

The stockholders of National Northeast Corporation also own a majority interest in National Southeast Aluminum Corporation ("NSE"). NSE began operations on June 1, 1994 in Winter Haven, Florida.

National Northeast Corporation and certain stockholders of the Company and NSE perform accounting and managerial services for NSE for a fee equal to approximately 3% of NSE sales, of which 1.5% is payable to the Company and 1.5% is payable to the stockholders. The gross management fees incurred by NSE for the period ended December 31, 1994 amounted to $82,368. A receivable from NSE for management fees of $17,180 is included in accounts receivable at December 31, 1994.

During 1994 the Company purchased approximately $335,000 of extruded aluminum from NSE. At December 31, 1994, $109,398 payable to NSE is included in accounts payable.

                         National Northeast Corporation
                    Notes to Financial Statements (continued)

10.      Related Party Transactions (continued)

When consistent with the Company's cash management objectives and as permitted by the Company's loan agreements, National Northeast Corporation may provide short teem loans to NSE. During 1994, the average amount outstanding related to these short term loans amounted to approximately $203,000 and the weighted average interest rate was approximately 8.7%. Interest earned on these borrowings amounted to approximately $ 10,500 for the year ended December 31, 1994. At December 31, 1994 there were no principal amounts outstanding from NS El. Interest receivable related to these loans amounted to $2,875 at December 31, 1994.

In December 1994, the Company sold machinery and equipment with a net book value of $2,454 to NSE. A receivable from NSE of $2,454 for this equipment is included in accounts receivable at December 31, 1994.